UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 16, 2024

(Date of earliest event reported)

U.S. BANCORP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-6880	41-0255900
(Commission file number)	(IRS Employer Identification No.)

800 Nicollet Mall

Minneapolis, Minnesota 55402

(Address of principal executive offices, including zip code)

(651) 466-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	USB	New York Stock Exchange
Depositary Shares (each representing 1/100th interest in a share of Series A Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrA	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series B Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrH	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series K Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrP	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series L Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrQ	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series M Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrR	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series O Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrS	New York Stock Exchange
0.850% Medium-Term Notes, Series X (Senior), due June 7, 2024	USB/24B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in Item 5.07 below, the shareholders of U.S. Bancorp (the “Company”) approved the U.S. Bancorp 2024 Stock Incentive Plan (the “2024 Plan”) at the Company’s 2024 annual meeting of shareholders, which was held on Tuesday, April 16, 2024 (the “Annual Meeting”). The 2024 Plan had previously been approved by the Company’s Board of Directors, subject to shareholder approval. The 2024 Plan permits the granting of stock options that are not qualified under Section 422 of the Internal Revenue Code of 1986, as amended, stock appreciation rights, restricted stock and restricted stock units, performance awards, dividend equivalents, stock awards not subject to restrictions, and other stock-based awards to any employee, officer, or non-employee director providing services to the Company or any of its affiliates.

A detailed summary of the 2024 Plan appears on pages 84-94 of the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 5, 2024 (the “Proxy Statement”). That summary is incorporated herein by reference. The foregoing description of the 2024 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2024 Plan, a copy of which is filed as Exhibit 10.1 hereto and is hereby incorporated into this report by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its 2024 annual meeting of shareholders on Tuesday, April 16, 2024. Shareholders considered four proposals at the meeting, each of which is described in more detail in the Proxy Statement. The final voting results are reported below.

Proposal 1: Election of thirteen directors to serve for a one-year term until the 2025 annual meeting of shareholders.

The Company’s shareholders elected each of the thirteen nominees for director, and the voting results are set forth below:

Name	For	Against	Abstentions	Broker Non-Votes
Warner L. Baxter	1,123,669,692	13,995,894	2,684,849	173,998,108
Dorothy J. Bridges	1,128,966,364	8,962,451	2,421,620	173,998,108
Elizabeth L. Buse	1,130,360,903	7,454,085	2,535,447	173,998,108
Andrew Cecere	1,083,201,908	53,285,596	3,862,931	173,998,108
Alan B. Colberg	1,131,984,923	5,633,380	2,732,132	173,998,108
Kimberly N. Ellison-Taylor	1,128,640,953	9,221,522	2,487,960	173,998,108
Kimberly J. Harris	1,110,590,455	27,297,900	2,462,080	173,998,108
Roland A. Hernandez	1,098,794,919	38,921,510	2,634,006	173,998,108
Richard P. McKenney	1,116,133,536	21,472,337	2,744,562	173,998,108
Yusuf I. Mehdi	1,129,910,602	7,690,238	2,749,595	173,998,108
Loretta E. Reynolds	1,132,205,406	5,628,458	2,516,571	173,998,108
John P. Wiehoff	1,128,838,933	8,794,077	2,717,425	173,998,108
Scott W. Wine	1,102,998,272	34,782,549	2,569,614	173,998,108

Proposal 2: Advisory vote to approve the compensation of the Company’s executive officers as disclosed in the Proxy Statement.

The Company’s shareholders gave advisory approval of the compensation of the Company’s executive officers as disclosed in the Proxy Statement, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
1,066,446,037	66,809,094	7,095,304	173,998,108

Proposal 3: Ratification of the selection of Ernst & Young LLP as the Company’s independent auditor for the 2024 fiscal year.

The Company’s shareholders ratified the selection of Ernst & Young LLP, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
1,265,152,513	46,260,696	2,935,334	—

Proposal 4: Approval of the 2024 Plan.

The Company’s shareholders approved the 2024 Plan, and the voting results are set forth below:

For	Against	Abstentions	Broker Non-Votes
1,086,665,539	48,769,066	4,915,830	173,998,108

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	U.S. Bancorp 2024 Stock Incentive Plan. Filed as Exhibit 4.3 to Form S-8 filed on April 17, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By:	/s/ James L. Chosy
James L. Chosy Senior Executive Vice President and General Counsel

Date: April 18, 2024

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